                                 Exhibit (h)(51)

             Recordkeeping Agreement for Defined Contribution Plans
          dated as of November 21, 2002 between Hewitt Associates LLC and One Group Mutual Funds.

                             Recordkeeping Agreement
                         For Defined Contribution Plans

     Agreement made as of the 21st day of November 2002, by and among Hewitt Associates LLC ("Hewitt") and One Group Mutual Funds ("Fund Company" or "Trust").

                                   Witnesseth

     Whereas: Fund Company is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), consisting of those series identified on Schedule A attached hereto, as such Schedule may be amended from time to time by the parties hereto (the "Funds");

     Whereas: Fund Company desires that Hewitt serve as recordkeeper to receive and transmit as agent of the Funds instructions and confirmations in connection with purchase and redemption of shares of the Funds by those certain employee benefit, profit-sharing and retirement plans for which Hewitt now performs or intends to perform administrative and recordkeeping services ("Plans") when, with respect to the Fund Company, each Plan maintains with the Fund Company's transfer agent ("Transfer Agent") a single master shareholder account

     Now, Therefore, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

     1. Appointment of Hewitt. Fund Company hereby appoints Hewitt as recordkeeper with respect to shares of the Funds purchased and held by Plans, and Hewitt accepts such appointment, on the terms set forth herein. Fund Company or its designee will furnish Hewitt, for each Fund, with: (1) confirmed net asset values calculated as of the close of trading (currently 4:00 p.m. New York time) on the New York Stock Exchange (the "Close of Trading") on each business day that the New York Stock Exchange is open for business (each a "Business Day"), (2) shareholder income and capital gain dividend information as it arises, and (3) in the case of income Funds, the daily accrual for interest rate factor (mil rate). Fund Company or its designee shall use its best efforts to provide such information to Hewitt by 6:00 p.m. New York time. As recordkeeper for the Funds, Hewitt shall, on behalf of the Fund Company, receive from Plans for acceptance as of the Close of Trading on each Business Day (based upon the Plans' receipt of instructions from participants of the Plans prior to the Closing of Trading on such Business Days): (a) orders for the purchase of shares of the Funds and (b) redemption requests and redemption directions with respect to shares of the Funds held by Plans (both (a) and (b) herein being hereinafter referred to as "Instructions"). Hewitt shall be deemed the agent of the Fund Company for the sole and limited purpose of receiving purchase redemption and exchange orders from participants and transmitting corresponding instructions to the Transfer Agent. Except as provided specifically herein, neither Hewitt nor any person to which Hewitt may delegate any of its duties hereunder shall be or hold itself out as an agent of the Transfer Agent or the Fund Company.

     2. Fund Receipt of Instructions. Hewitt shall, via facsimile or other means as the parties may agree, to send Instructions to the Transfer Agent for receipt by Fund Company by a time no later than 9:30 a.m. (New York Time) on each next following Business Day; provided, however, that such Instructions will be recognized as having been received on behalf of the Funds by Hewitt as agent for the Funds as of the Close of Trading on such previous Business Day; provided further,

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however, that Hewitt received such Instructions prior to the Close of Trading on the previous Business Day. For Instructions sent electronically, the Transfer Agent, on behalf of the Funds, shall electronically send a confirmation to Hewitt of its receipt of the Instructions within 180 minutes of its receipt thereof. For Instructions sent via facsimile, Hewitt's receipt of a report from the facsimile machine that the Instructions were transmitted successfully shall serve as confirmation of Fund Company's receipt of such Instructions.

     3.   Representations of Hewitt. Hewitt represents that:

          (a) it has full power and authority to enter into and perform this Agreement;

          (b) it is registered as a transfer agent pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (c) the arrangements provided for in this Agreement will be disclosed to the Plans through their representatives;

          (d) it will comply with all applicable requirements of laws, rules and regulations of governmental or self-regulatory authorities having jurisdiction for the acts and duties of Hewitt under this Agreement;

          (e) it will only forward to Transfer Agent for purchase or redemption as of the Close of Trading on each Business Day Instructions it receives prior to the Close of Trading on such day; and

          (f) it will promptly notify Fund Company in the event that Hewitt is for any reason unable to perform any of its obligations under this Agreement.

     4.   Representations of Fund Company. Fund Company represents that:

          (a) it has full power and authority to enter into and perform this Agreement and is duly authorized to appoint Hewitt as recordkeeper for the Funds; and

          (b) it will promptly notify Hewitt in the event that it is for any reason unable to perform any of its obligations under this Agreement.

     5. Confidentiality; Security. Fund Company: (a) shall keep confidential by using the same care and discretion it uses with respect to its own confidential property and trade secrets, (b) shall not without the express prior written consent of Hewitt (which shall be deemed given hereby with respect to the Funds and their representatives, to the extent necessary or appropriate for the proper operation of the Funds, and to any governmental body or self-regulatory organization, to the extent required to comply with legal requirements and lawful requests) make or permit disclosure of, and (c) shall use reasonable care to cause others to which it makes permitted disclosure to keep confidential: (i) all proprietary data, software, processes, information and documentation provided by Hewitt or relating to any of the Plans (including the identity of the Plans and information regarding Participants) ("Proprietary Information") and (ii) the provisions of this Agreement. Each party hereby irrevocably authorizes the other to act in accordance with and rely upon Instructions and notices received by it from the other. Each party acknowledges that it is its own responsibility to assure that only its authorized persons use its respective internal systems on its behalf; provided,

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however, that each party shall only be liable hereunder for use of its system by unauthorized persons who have obtained access thereto as a result of the bad faith or willful misconduct of such party or any of its officers or employees.

     6. Warranties; Liability for Data Transmission. Notwithstanding anything else in this Agreement to the contrary, Hewitt shall have no liability to Fund Company for any losses, damages, injuries, claims, cost or expenses arising as a result of a delay, omission or error in the transmission of an Instruction, for machine or computer breakdown or malfunction, interruption or malfunction of communication facilities, labor difficulties or any other similar or dissimilar acts of God, which are beyond Hewitt's reasonable control.

     7. Price Errors. Fund Company will follow its internal policies to determine whether an adjustment is necessary to correct any error in the computation of the net asset value per share for any Fund.

          (a) Notification. If an adjustment is required to correct any error in the computation of the net asset value of shares ("Price Error"), Fund Company or its designee shall notify Hewitt as soon as practicable after discovering the Price Error. Notice may be made via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Fund's other shareholders, the reason for the price change.

          (b) Underpayments. If a Price Error causes a Plan to receive less than the amount to which it would otherwise have been entitled prior to a price adjustment, Hewitt shall make adjustments to accurately reflect the number of shares held by the Plan.

          (c) Overpayments. If a Price Error causes a Plan to receive more than the amount to which it otherwise would have been entitled, Hewitt, when requested by Fund Company, will make a good faith attempt to collect such excess amount from the affected Plan. Absent Hewitt's failure to make such a good faith attempt, however, Hewitt will in no event be liable to any of the parties for any such amounts if, prior to notice from Fund Company of a price adjustment, such amounts were distributed to the Plan.

          (d) Expenses. If a Price Error causes Hewitt to make adjustments to the accounts for the Plans, Fund Company will reimburse Hewitt for all reasonable costs and expenses (including reasonable hourly compensation for any personnel utilized by Hewitt in making such adjustments) incurred by Hewitt in making such adjustments and agreed upon by Fund Company prior to Hewitt incurring such costs and expenses.

     8. Information Regarding Plans. Hewitt shall transmit to Transfer Agent or the Funds (or to any agent designated by either of them) such information concerning Plans (including participants in the Plans) as shall reasonably be necessary for Transfer Agent to provide the services contemplated by this Agreement and as any Fund shall reasonably conclude is necessary to enable the Funds to comply with applicable state Blue Sky laws.

     9. Compensation of Hewitt. In consideration for providing the services under this Agreement, Fund Company shall pay Hewitt the fee set forth in Schedule B attached hereto.

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     10. Indemnification. Except with respect to matters excluded from liability pursuant to paragraphs 5, 6 or 7 hereof or this paragraph 10, each of Fund Company and Hewitt (an "Indemnitor") shall indemnify and hold harmless the other, and its respective officers, directors, partners, trustees, shareholders and agents ("Indemnitees"), against any claims or liabilities suffered by all or any of such Indemnitees to the extent arising out of any negligent act of commission or omission by the responsible Indemnitor relating to this Agreement or the services rendered hereunder, including reasonable legal fees and other out-of-pocket costs of defending against any such claim or liability.

     11. Non-Solicitation. Fund Company agrees on behalf of itself and its affiliates that during the course of this Agreement, it will not attempt to deprive Hewitt of business opportunities or existing business by providing information to competitors of Hewitt or its affiliates concerning Hewitt's or its affiliates business plans, marketing efforts, existing relationships with plan sponsors, or proposals for business that they have outstanding with plan sponsors (other than information that a competitor has already obtained from another source or is generally known within the industry).

     12. Records and Reporting. Hewitt will maintain and preserve all records as required by law in connection with its provision of services under this Agreement. Upon the reasonable request of the Funds or the Transfer Agent, Hewitt will provide copies of historical records relating to transactions involving the Fund Company and participants; written communications regarding the Fund Company to or from participants; and other materials relating to the provision of services by Hewitt under this Agreement. Hewitt will comply with any reasonable request for such information and documents made by the Fund Company, or its board of Trustees or any governmental body or self-regulatory organization. Hewitt agrees that, with respect to the Plans regarding which it is providing services under this Agreement, Hewitt will permit the Fund Company, the Transfer Agent, or their representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the services provided by Hewitt. Notwithstanding anything herein to the contrary, Hewitt shall not be required to provide the names and addresses of participants to the Transfer Agent or the Fund Company, unless applicable law or regulation otherwise requires.

     13. Non-Exclusivity. Fund Company acknowledges and agrees that Hewitt may enter into agreements similar to this Agreement with organizations other than Fund Company. Hewitt acknowledges and agrees that, except as set forth in this paragraph 13, nothing contained herein shall prohibit Fund Company from entering into similar agreements with organizations other than Hewitt.

     14. Term of Agreement. This Agreement shall become effective as of the date first set forth above. It shall continue in effect for an initial term of one year and thereafter from year to year after its initial term until terminated in accordance with the provisions hereof. This Agreement may be terminated at any time after its initial term by either party upon ninety days written notice to the other party. Notwithstanding the foregoing, this Agreement shall be terminated immediately upon either: (i) a material breach by either party not cured within the shorter of a reasonable time or 30 days after notice from the other, or (ii), with regard to any single Plan, upon termination of services from either party to such Plan. Upon the termination of this Agreement for any reason, Hewitt and Fund Company shall return to the other party all copies of all Proprietary Information which are in the possession or control of Hewitt and Fund Company or any party, including, without limitation, affiliates of either party to which were distributed such Proprietary Information, although this provision shall not apply to any information, records or material which either Hewitt or Fund Company is required to retain pursuant to applicable laws and regulations. The provisions of paragraph 10 and this paragraph 14 shall survive any termination of this Agreement. In the event that

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this Agreement terminates, and Hewitt continues to provide administrative and recordkeeping services of the nature provided for herein to any Plan which continues to invest in the Funds, the compensation provided for in paragraph 9 herein shall continue.

     15. Notices. All notices and other communications hereunder (other than information required to be provided from Fund Company to Hewitt pursuant to paragraph 1) shall be in writing and shall be hand delivered or mailed by certified mail or overnight courier to the other party at the following address or such other address as each party may give notice to the other:

     If to Hewitt:

        100 Half Day Road
        Lincolnshire, IL 60069
        Attention: Peter E. Ross

     If to Fund Company:

        (post office address)
        1111 Polaris Parkway
        Columbus, OH 43271-1235
        Attention:  Robert L. Young

        (overnight delivery address)
        1111 Polaris Parkway, Suite 2-G/J/L, OH1-1235
        Columbus, OH 43240
        Attention:  Robert L. Young

     16. Amendment, Assignment and Other Matters. This Agreement may not be amended except by a writing signed by each party to the Agreement. This Agreement shall not be assigned by either party without the written consent of the other party. This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The headings in this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement. This Agreement contains the entire agreement of the parties as to the subject matter hereof and supersedes any prior agreements, written or oral. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the principles of conflicts of law thereof.

     17. Anti-Money Laundering. Hewitt will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will (but only to the extent consistent with applicable law) take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (i) obtain, verify, and retain information with regard to investor identification and source of investor funds, and (ii) to maintain records of all investor transactions. Hewitt will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Fund Company with any requested information about investors and accounts in the event that the Fund Company shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations,

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Hewitt will notify the Fund Company of any concerns that Hewitt may have in connection with any investor in the context of relevant anti-money laundering legislation/regulations.

     18. Miscellaneous. The names `One Group Mutual Funds' and `Trustees of One Group Mutual Funds' refer respectively to the Trust created and the Declaration of Trust dated May 23, 1985, as amended and restated February 18, 1999, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of `One Group Mutual Funds' entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the date first above written.

Hewitt Associates LLC                            One Group Mutual Funds

By:   /s/ CL Connolly III                        By:  /s/ Mark A. Beeson
   -----------------------------------------------------------------------------

Title:   Secretary                               Title: President
      ----------------                                 -------------------------

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                                   Schedule A

                                  List of Funds

                        State
          FUND                              Class A    Class I   Qualification *
          ----                              -------    -------   ---------------

1.   Small Cap Growth                          X         X             All
--------------------------------------------------------------------------
2.   Small Cap Value                           X         X             All
--------------------------------------------------------------------------
3.   Mid Cap Growth                            X         X             All
--------------------------------------------------------------------------
4.   Mid Cap Value                             X         X             All
--------------------------------------------------------------------------
5.   Diversified Mid Cap                       X         X             All
--------------------------------------------------------------------------
6.   Large Cap Growth                          X         X             All
--------------------------------------------------------------------------
7.   Large Cap Value                           X         X             All
--------------------------------------------------------------------------
8.   Equity Income                             X         X             All
--------------------------------------------------------------------------
9.   Diversified Equity                        X         X             All
--------------------------------------------------------------------------
10.  Balanced                                  X         X             All
--------------------------------------------------------------------------
11.  Equity Index                              X         X             All
--------------------------------------------------------------------------
12.  Market Expansion Index                    X         X             All
--------------------------------------------------------------------------
13.  International Equity Index                X         X             All
--------------------------------------------------------------------------
14.  Diversified International                 X         X             All
--------------------------------------------------------------------------
15.  Health Sciences                           X         X             All
--------------------------------------------------------------------------
16.  Ultra Short-Term Bond                     X         X             All
--------------------------------------------------------------------------
17.  Short-Term Bond                           X         X             All
--------------------------------------------------------------------------
18.  Intermediate Bond                         X         X             All
--------------------------------------------------------------------------
19.  Bond                                      X         X             All
--------------------------------------------------------------------------
20.  Income Bond                               X         X             All
--------------------------------------------------------------------------
21.  Government Bond                           X         X             All
--------------------------------------------------------------------------
22.  Treasury & Agency                         X         X             All
--------------------------------------------------------------------------
23.  High Yield Bond                           X         X             All
--------------------------------------------------------------------------
34.  Investor Growth                           X         X             All
--------------------------------------------------------------------------
35.  Investor Growth & Income                  X         X             All
--------------------------------------------------------------------------
36.  Investor Balanced                         X         X             All
--------------------------------------------------------------------------
37.  Investor Conservative Growth              X         X             All
--------------------------------------------------------------------------
38.  Prime Money Market                        X         X             All
--------------------------------------------------------------------------
39.  U.S. Treasury Securities Money Market     X         X             All
--------------------------------------------------------------------------
40.  U.S. Government Securities Money Market   X         X             All
--------------------------------------------------------------------------
41.  Institutional Prime Money Market                    X             All
--------------------------------------------------------------------------
42.  Treasury Only Money Market                          X             All
--------------------------------------------------------------------------
43.  Government Money Market                             X             All
--------------------------------------------------------------------------
44.  Technology                                X         X             All
--------------------------------------------------------------------------
45.  Mortgage-Backed Securities                X         X          Note 1
--------------------------------------------------------------------------

* All = All 50 states plus Washington, D.C. and Puerto Rico

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* State Qualification Notes

--------------------------------------------------------------------------------------------------
                                               Class A                   Class I
--------------------------------------------------------------------------------------------------
Note 1       Mortgage-Backed Securities        All except DC & PR        AK, AL, AR, CA, CO,
                                                                         CT, DE, FL, GA, GU,
                                                                         HI, ID, IL, IN, KS, KY,
                                                                         MA, MI, MN, MS, NC,
                                                                         NE, NJ, NY, NV, OH, OR,
                                                                         PA, RI, SC, UT, VA,
                                                                         VI, WI, WY
--------------------------------------------------------------------------------------------------

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                                   Schedule B

Fund Company shall pay a fee to Hewitt, calculated daily and paid monthly in arrears equal to 0.10% for A shares and 0.20% for I shares per annum of the daily net asset value of the total number of the applicable shares of each Fund held by Plans, up to a maximum of $18.00 per account.

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